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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement"), dated as of March 16, 1998, by and among STERLING CHEMICALS HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), STERLING CHEMICALS, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Sterling" and, together with Holdings, "Employers"), and PETER W. DE LEEUW ("Employee").

         WHEREAS, Employers desire to employ Employee as a senior officer and Employee desires to serve in such capacity, in each case on the terms and conditions, and for the consideration, set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Interpretations

         Section 1.01. Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

                 "Base Salary" shall have the meaning specified in Section 3.01.

                 "Board" shall mean the Board of Directors of Holdings.

                 "Bonus Plan" has the meaning specified in Section 3.02.

                 "Chairman of the Board" shall mean the Chairman of the Board of Holdings.

                 "Change of Control" shall have the meaning specified in the Incentive Plan.

                 "Code" shall mean the Internal Revenue Code of 1986, as in effect from time to time.

                 "Confidential Information" shall have the meaning specified in
         Section 5.02.

                 "Constituent Companies" shall mean, collectively, Holdings, Sterling and all other direct or indirect subsidiaries of Holdings.



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                 "Disability" shall mean a physical or mental condition of
         Employee that (a) prevents Employee from being able to perform the services required under this Agreement, (b) has continued for a period of at least 180 days during any period of twelve consecutive months and
         (c) is reasonably expected to continue.

                 "Dispute" shall have the meaning specified in Section 6.01.

                 "Employment Date" shall have the meaning specified in Section 2.01.

                 "Employment Period" shall have the meaning specified in Section 2.01.

                 "Good Reason" shall mean any of the following actions or events, but in each case only if it occurs during the Employment Period and then only if it is not consented to by Employee:

                       (a) a material alteration by either Employer in the nature or status of Employee's positions, functions, duties or responsibilities from those described in Section 2.02(a), including any change which would (i) alter Employee's reporting responsibilities described in Section 2.02(a) or
                  (ii) cause Employee's positions and functions with Employers to become of less dignity or importance than those described in Section 2.02(a); provided, however, that each such alteration shall cease to be a Good Reason on the date which is 90 days after Employee becomes aware of the occurrence of such alteration unless, prior to such date, Employee gives a Notice of Termination pursuant to Section 4.01 on account of such alteration or notifies Holdings in writing that such alteration constitutes a Dispute which Employee elects to resolve in accordance with Article VI, in which event such alteration shall cease to be a Good Reason on the date which is 30 days after such Dispute is so resolved;

                       (b) the failure of Employers to maintain plans and programs entitling Employee to benefits that, in the aggregate, are at least as favorable to Employee as those available to Employee as of the Employment Date;

                       (c) the failure of either Employer to observe or perform any provision contained in Article III, Article VI or
                  Section 7.03;

                       (d) the failure of either Employer to observe or perform any other provision of this Agreement or any provision of any indemnification agreement between Employee and Employers (or either of them), but only if such failure shall continue unremedied for more than 30 days after written notice thereof is given by Employee to Employers; or

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                       (e)      the failure of either Employer to elect or
                  re-elect, or to appoint or re-appoint, Employee to the offices described in Section 2.02(a).

                 "Holdings" shall have the meaning specified in the recitals of this Agreement.

                 "Incentive Plan" shall mean the Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended from time to time.

                 "Miscellaneous Benefits" shall have the meaning specified in
         Section 3.12.

                 "Misconduct" shall mean (a) the willful commission by Employee of acts that are both dishonest and demonstrably injurious to the Constituent Companies (monetarily or otherwise), taken as a whole, in any material respect; (b) the violation of Employers' drug and alcohol policy; (c) the conviction of Employee for a felony offense; or (d) the failure by Employee to perform of any of his obligations under this Agreement, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more than 30 days after written notice thereof is given to Employee by Employers.

                 "Notice of Termination" shall mean, as appropriate, (a) a notice from Employee to Employers purporting to terminate Employee's employment in accordance with Section 4.01 or (b) a notice from Employers to Employee purporting to terminate Employee's employment in accordance with Section 4.02. Each Notice of Termination shall be dated the date it is given, shall specify the Termination Date and shall state whether the termination is covered by Section 4.03 or by Section 4.04, specifying the same. Any Notice of Termination by Employee which states that the termination is covered by Section 4.03 shall state that the termination is for a Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Notice of Termination which is not in compliance with the foregoing requirements shall be invalid and ineffective. Any Notice of Termination given by Employers after the death of Employee shall be invalid and ineffective. Any Notice of Termination given by Employers after Employee has given a valid Notice of Termination shall be ineffective and vice versa.

                 "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with Article IV, provided that in no event shall such termination date be less than 30 nor more than 60 days after the date such Notice of Termination is given.

         Section 1.02. Interpretation. In this Agreement, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or

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other subdivision, (b) reference to any Article or Section, means such Article or Section hereof, (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (d) where any provision of this Agreement refers to action to be taken by any party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II

                     Employment; Term; Positions and Duties

         Section 2.01. Employment; Term. Each Employer hereby employs Employee in a senior executive capacity and Employee hereby accepts employment by each Employer, in each case on the terms and conditions, and for the consideration, set forth in this Agreement. Employee's employment hereunder shall begin on March 16, 1998 (the "Employment Date") and shall continue until terminated in accordance with Article IV (the "Employment Period").

         Section 2.02. Positions and Duties. (a) While employed hereunder, Employee shall serve as President and Chief Executive Officer of each Employer and shall have and may exercise all of the powers, functions, duties and responsibilities normally attributable to such positions, including any such duties and responsibilities as are set forth with respect to such positions in the Employers' respective certificates of incorporation and bylaws, as from time to time in effect.

         (b) While employed hereunder, Employee shall observe and comply with all lawful policies, directions and instructions of the Board and/or the Chairman of the Board which are consistent with paragraph (a) above and shall devote substantially all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder. Notwithstanding the foregoing, Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties hereunder: (i) serve on corporate, civic, religious or charitable boards or committees, (ii) deliver lectures and fulfill speaking engagements and (iii) manage his personal investments.

         (c) Employers agree to use their reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a director of each Employer at all times during the Employment Period. Employee agrees to serve as a director of each Employer (and any other Constituent Company so designated by the Board or the Chairman of the Board) at all times during the Employment Period.

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         (d)     While employed hereunder, Employee shall at all times conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of any Constituent Company in the fields of business in which it engaged or with the investment community or the public at large.

         Section 2.03. No Conflicting Commitments. Employee represents that he is not a party to or bound by any employment contract, consultancy agreement, non-competition agreement or any other agreement (written or oral) or other arrangement which contains any restrictions or limitations on the ability of Employee to enter into and perform this Agreement or exercise all the powers, functions, duties and responsibilities contemplated by this Agreement, and the execution, delivery and performance of this Agreement by Employee will not result in a violation of or constitute a default under any contract, agreement or other arrangement to which Employee is a party or by which Employee is bound.

                                   ARTICLE III

                            Compensation and Benefits

         Section 3.01. Base Salary. For services rendered by Employee under this Agreement, Employers shall pay to Employee an annual cash base salary ("Base Salary") in the amount of $300,000. The Board shall review the Base Salary at least annually and may increase the amount of the Base Salary at any time as the Board may deem appropriate in its sole discretion. If the Base Salary is increased, it may not thereafter be decreased unless a proportionally similar decrease is made to the base salaries of all other senior executives of Employers; provided that in no event may the Base Salary be decreased below $300,000. The Base Salary shall be paid at regular intervals in accordance with Holdings' payroll policies for senior executives as from time to time in effect.

         Section 3.02. Bonuses. During the Employment Period, Employee shall be entitled to participate in the bonus/incentive compensation plan for executive officers of Employers in general, as from time to time amended by the Board (the "Bonus Plan"). Employee's annual target bonus under the Bonus Plan for each fiscal year during the Employment Period shall be not less than 75% of the Base Salary for such fiscal year. Each bonus shall be paid to Employee at such time or times provided in the Bonus Plan.

         Section 3.03. Stock Grant. As soon as practicable after the Employment Date, Holdings shall make a Restricted Stock Award to Employee pursuant to the Incentive Plan for 10,000 shares of Common Stock of Holdings in consideration of Employee's agreement to become an employee of Employers and to enter into this Agreement. The terms and conditions of such Restricted Stock Award shall be determined by the Compensation Committee and shall be set forth in a Restricted Stock Agreement, all as contemplated by Paragraph IX(e) of the Incentive Plan. As more particularly set forth in such Restricted Stock Agreement, 2,500 of the shares included in such Restricted Stock

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Award shall be fully vested as of the date of grant, and the remaining 7,500 shares shall vest during the Employment Period in annual installments of 2,500 shares, commencing on the first anniversary of the Employment Date; provided, however, that all of such shares shall automatically vest upon the occurrence of a Change of Control.

         Section 3.04. Stock Option. As soon as practicable after the Employment Date, Holdings shall grant to Employee pursuant to the Incentive Plan an Option to purchase 125,000 shares of Common Stock of Holdings, with an exercise price per share equal to $12.00, subject to adjustment as provided in Paragraph XII of the Incentive Plan. The terms and conditions of such Option shall be determined by the Compensation Committee and shall be set forth in an Option Agreement, all as contemplated by Paragraph VII(d) of the Incentive Plan. As more particularly set forth in such Option Agreement, such Option shall become exercisable as to 20% of the shares covered thereby on each anniversary of the Employment Date, so that the Option will be exercisable in full on the fifth anniversary of the Employment Date. Such Option shall become automatically vested in full upon the occurrence of a Change of Control.

         Section 3.05. Right to Purchase Additional Shares of Common Stock. Holdings agrees that Employee shall have the right, at his option, to purchase up to 100,000 shares of Common Stock of Holdings for a purchase price per share, payable in cash, equal to the lesser of (i) $12 and (ii) the most recent valuation made under Article VI of the Sterling Chemicals ESOP dated August 21, 1996. Such shares are in addition to the shares referred to in Section 3.03 and
3.04. The foregoing right to purchase shares may be exercised by Employee from time to time by a notice in writing which specifies the number of shares in respect of which it is being exercised. Such notice shall (a) be delivered to the Treasurer of Holdings within 180 days after the Employment Date, (b) refer to this Section 3.05, (c) specify the number of shares which Employee desires to purchase, and (d) specify the closing date for such purchase (not later than 15 days after the giving of such notice or the date which is 180 days after the Employment Date, whichever is later). No shares of stock purchased under this
Section 3.05 shall be subject to vesting, forfeiture, surrender or restriction of any kind except that such shares shall be subject to the provisions of the Sterling Chemicals Holdings, Inc. Stockholders Agreement effective as of August 21, 1996 (as amended from time to time) and to the transfer restrictions imposed by applicable securities laws.

         Section 3.06. Vacation. During the Employment Period, Employee shall be entitled to not less than four weeks of paid vacation per year or such greater number of vacation days as may be permitted in accordance with Holdings' vacation policy (as from time to time amended) for senior executives in general. Employee shall not be entitled to accumulate or carryover unused vacation time or pay from year to year except to the extent permitted in accordance with such vacation policy (as from time to time amended).

         Section 3.07. Professional Fees. Employers shall reimburse Employee for up to $5,000 per year for financial advisory, legal, accounting and tax planning fees and expenses paid or incurred by Employee during the Employment Period.

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         Section 3.08. Business Expenses. Each Employer shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties hereunder. It is understood that Employee is authorized, during the Employment Period, to incur reasonable business expenses for promoting the businesses and reputations of the Constituent Companies, including reasonable expenditures for travel, lodging, meals and client and/or business associate entertainment. Requests for reimbursement for such expenses must be accompanied by appropriate documentation.

         Section 3.09. Transfer of Existing Club Memberships. Employers shall pay all standard fees required to transfer into Employee's name the corporate club memberships currently used by Employee under the sponsorship of his current employer; provided that in no event shall Employers' obligation under this
Section 3.09 exceed $6,500 in the aggregate.

         Section 3.10. Cellular Telephone. During the Employment Period, Employers shall provide, at no cost to Employee, a first-class cellular telephone for Employee and pay all charges and other costs relating to Employee's use thereof in connection with his powers, authority and duties hereunder.

         Section 3.11. Life Insurance. At all times during the Employment Period, Employers will maintain or cause to be maintained, without cost to Employee, a term life insurance policy on the life of Employee in the amount of $2,000,000, the proceeds of which, in the event of Employee's death, shall be payable to the beneficiaries designated by Employee or, in the absence of any such designation, to his estate. Notwithstanding the foregoing, if Employee fails to qualify for such insurance policy during any period within the Employment Period, Employers shall not be required to provide such coverage, but, instead, shall pay to Employee a lump sum cash payment equal to the premiums Employers would have otherwise paid in order to maintain such policy for such period. The insurance benefits described in this Section 3.11 are in addition to those available to Employee under the benefit plans and programs provided to senior executives of Employers in general.

         Section 3.12. Other Benefits. Employee shall be entitled to receive all fringe benefits and other perquisites that may be offered by each Employer from time to time to its other senior executives in general (collectively, the "Miscellaneous Benefits"), including (a) participation in life, healthcare, medical, retiree medical, dental and disability insurance plans and programs,
(b) participation in bonus, profit sharing and incentive compensation plans, programs and arrangements, (c) participation in change in control/severance pay/separation pay plans, programs and practices, (d) automobile allowances, (e) reimbursement for club membership fees, tax and financial planning services and annual physical examination and (f) participation in all other employee benefit plans, programs or arrangements, subject, in each case, to meeting the applicable eligibility requirements. However, nothing in this Section 3.12 shall be deemed to prohibit

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Employers from making any changes in any of the plans, programs or benefits described in the foregoing sentence, provided the change similarly affects all senior executives of Employers similarly situated. Employee's participation in Employers' medical, bonus, profit sharing, incentive compensation, pension and stock ownership plans, programs and arrangements shall commence on the Employment Date. If and to the extent a particular benefit or other perquisite is provided to Employee by two or more provisions of this Agreement, unless a clear contrary intention appears, the provision which is most favorable to Employee shall govern and control to the exclusion of the other provisions.

                                   ARTICLE IV

                            Termination of Employment

         Section 4.01. Employee's Right of Termination. Employee may, at any time, terminate his employment hereunder for any reason by delivering a Notice of Termination to Employers.

         Section 4.02. Employers' Right of Termination. Employers may, at any time, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee.

         Section 4.03. Benefits as a Consequence of Termination by Employers for any Reason other than Misconduct or Disability or Termination by Employee for Good Reason. The following provisions shall apply if, at any time prior to the second anniversary of the Employment Date, (a) Employee terminates his employment in accordance with Section 4.01 for a Good Reason or (b) Employers terminate Employee's employment in accordance with Section 4.02 for any reason other than Misconduct or Disability:

                (i) Employers shall pay to Employee, within 30 days after the Termination Date, a lump sum cash payment equal to the sum of (A) 200% of the Base Salary as in effect on the date of the Notice of Termination plus (B) the projected bonus for Employee under the Bonus Plan (or any replacement or substitute plan) for the fiscal year that includes the date of the Notice of Termination and the succeeding two fiscal years (such projection to be based on Holdings' reasonable estimate of the financial performance of Holdings and its subsidiaries for such fiscal years) plus (C) all unused vacation time accrued by Employee as of the Termination Date in accordance with this Agreement and Employers' vacation policies for senior executives plus (D) all unpaid vested Miscellaneous Benefits earned or accrued as of the Termination Date plus (E) all amounts owing to Employee under Sections 3.07, 3.08, 3.09, 3.10 and 3.11 plus (F) all amounts forfeited by Employee as a result of such termination under employee benefit plans or programs maintained or sponsored by either Employer plus (G) any additional amounts or benefits which may be required by applicable law, including the Employee Retirement Income Security Act of 1974, as amended

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         from time to time, minus (H) the total amount of any separation or severance pay actually paid to cash to Employee under any plan, program or practice of Employers (other than this Agreement);

                (ii) for a period of 24 months (including 18 months of COBRA coverage) following the Termination Date, Employee shall continue to be covered by all life, healthcare, medical and dental insurance plans and programs (excluding disability) of Employers by which he was covered at the time of such termination, provided that (A) Employee's continued participation is possible under the terms and provisions of such plans and programs and (B) Employee pays the regular employee premium required by such plans and programs or by COBRA, as the case may be; and

                (iii) any vesting, lapse of time or similar requirement under any plan (other than any plan which is a "qualified plan" within the meaning of section 401(a) of the Code) or program in which Employee may participate shall be accelerated to the date of the Notice of Termination and any conditions to Employee's entitlement to any benefits under any of such plans or programs shall be deemed to have been satisfied. Without limitation of the foregoing, (A) all stock options (including the Option described in Section 3.04) granted to Employee by either Employer shall become and be fully vested and immediately exercisable in accordance with the otherwise applicable terms thereof and shall remain fully exercisable for the remainder of the particular option period and (B) any forfeiture contingencies applicable to the Restricted Stock Award described in Section 3.03 shall immediately lapse in their entirety. No acceleration under this clause (iii) shall be deemed to constitute severance or separation pay.


Notwithstanding the foregoing, (1) Employers' shall not be obligated to pay the lump sum described in clause (i) above or continue the non-COBRA benefits described in clause (ii) above if the Termination Date is after Employee's Normal Retirement Date (as defined in the Sterling Chemicals, Inc. Amended and Restated Salaried Employees' Pension Plan (Effective as of May 1, 1996)) and (2) Employers' obligation to continue the benefits described in clause (ii) above shall cease if and when Employee becomes employed by a third party which provides Employee with substantially similar benefits.

         Section 4.04 Benefits as a Consequence of Termination for other Reasons or upon Death. If Employee dies before his employment is terminated in accordance with Section 4.01 or 4.02 or if Employee's employment is terminated in accordance with section 4.01 or 4.02 under circumstances where Section 4.03 is inapplicable, Employers shall pay to Employee as soon as practicable a lump sum cash payment for (a) any unpaid Base Salary earned hereunder as of the date of death or termination, (b) all unused vacation time accrued by Employee as of the date of death or termination in accordance with this Agreement and Employers' vacation policies for senior executives, (c) all unpaid vested Miscellaneous Benefits earned or accrued as of the date of death or termination,
(d) all

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amounts owing to Employee under Section 3.07, 3.08, 3.09, 3.10 and 3.11,
(e) the annual target bonus for Employee under the Bonus Plan (or any replacement or substitute plan) for the fiscal year that includes the date of death or termination, prorated as of such date, and (f) any additional amounts or benefits which may be required by applicable law, including the Employee Retirement Income Security Act of 1984, as amended from time to time.

         Section 4.05. Resignation as a Director. If Employee's employment under this Agreement is terminated for any reason, Employee agrees to resign as a director of all Constituent Companies of which he is a director, such resignation to be effective (a) in the case of a termination by Employee pursuant to Section 4.01, on the date Employee delivers the relevant Notice of Termination and (b) in the case of a termination by Employers pursuant to
Section 4.02, on the date Employee receives the relevant Notice of Termination.

                                    ARTICLE V

                            Confidential Information

         Section 5.01. Restriction on Use. Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment with Employers and the positions described in
Section 2.02(a), he may acquire Confidential Information (defined below) concerning one or more Constituent Companies, the use or disclosure of which might cause the Constituent Companies substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, disclose any such Confidential Information to any Person except (a) as required by applicable law,
(b) in connection with the performance of his duties and the rendering of services hereunder, (c) in connection with the enforcement of his rights under this Agreement of any other instrument, (d) in connection with the defense or settlement of any claim, suit or action asserted or threatened against Employee by or in the right of any Constituent Company, or (e) with the prior written consent of the Board.

         Section 5.02. Definition. As used herein, "Confidential Information" means information with respect to the products, services, strategies, facilities, trade secrets and other intellectual property, pricing systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business plans, prospects or opportunities of any Constituent Company; provided, however, that such term shall not include (a) any information that is or becomes generally known or available other than as a result of a disclosure by Employee, (b) any information that is or becomes known or available to Employee on a nonconfidential basis from a source (other than the Constituent Companies) which, to Employee's knowledge is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary, or other obligation to any Constituent Company, or (c) any general knowledge, skill or experience acquired by Employee.

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         Section 5.03. Ownership; Return to Employers. Employee confirms that all Confidential Information is the exclusive property of the relevant Constituent Company. All business records, papers and documents kept or made by Employee (whether electronically or otherwise) while employed hereunder relating to the business of any Constituent Company shall be and remain the property of such Constituent Company at all times. Upon the request of Holdings or Sterling at any time, Employee shall promptly deliver to Holdings, and shall retain no copies of, any electronic media or written materials records and documents made by Employee or coming into his possession while employed hereunder concerning the business or affairs of any Constituent Company other than personal materials, records, and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any rights, privileges or benefits of Employee or any disagreement, dispute or litigation between Employee and any Constituent Company.

         Section 5.04. Injunctive Relief etc. Employee acknowledges that the covenants contained in this Article V are intended for the benefit of, and may be enforced by, Employers and their respective successors and assigns. Employee further acknowledges that a breach of any of the covenants contained in this
Article V may result in material irreparable injury to the Constituent Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and Employers (or either of them) shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Employee agrees to and hereby does submit to in personam jurisdiction before each and every court for that purpose.

         Section 5.05. Limitation on Personal Liability. Employee shall not be personally liable to any Constituent Company or its stockholders for monetary damages for any breach of this Article V if Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interests of Employers. Employee shall be deemed to have met the standard of conduct required by the foregoing defense unless the contrary is conclusively established by a court of competent jurisdiction. The provisions of this Article V shall survive the termination of Employee's employment hereunder.

                                   ARTICLE VI

                               Dispute Resolution

         Section 6.01. Definition. As used herein, "Dispute" means any and all questions, claims, controversies or disputes arising out of or relating to this Agreement, including the construction, meaning, performance, effect or breach of this Agreement.

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         Section 6.02. Agreement to Mediate/Arbitrate. In the event a Dispute shall arise between Employee, on the one hand, and Holdings or Sterling, on the other hand, the parties agree to resolve such Dispute in accordance with the following procedure:

               (1) A meeting shall be held promptly between Employee and Holdings, attended (in the case of Holdings) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

               (2) If, within 10 days after such meeting, Employee and Holdings have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to the Compensation Committee of the Board to attempt in good faith to negotiate a resolution of the Dispute.

               (3) If, within 10 days after the submission referred to in paragraph (2) above, Employee and Holdings have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

               (4) Employee and Holdings will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in paragraph (3) above.

               (5) Upon appointment of the mediator, Employee and Holdings agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

               (6) If Employee and Holdings are not successful in resolving the Dispute through mediation within such 15-day period, the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

               (7) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

               (8) If any dispute shall arise under this Agreement involving termination of Employee's employment with Employers or involving the failure or refusal of Employers to fully perform in accordance with the terms hereof, Employers shall reimburse Employee (without duplication), on a current basis, for all legal fees and expenses, if any, incurred by Employee in connection with such dispute, together with interest thereon at the rate of 6% per annum, such interest to accrue from the date Holdings receives Employee's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of

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

        such dispute in accordance with this Article VI includes a finding denying, in all material respects, Employee's claims in such dispute, Employee shall be required to reimburse Employers, within 30 days after the date of such resolution, for all sums advanced to Employee with respect to such dispute pursuant to this paragraph (8).

               (9) Except as provided above, each of Employee and Holdings shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

               (10) All mediation/arbitration conferences and hearings will be held in Houston, Texas.

         Section 6.03. Arbitration Procedures. In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either Employee or Holdings to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of Employee or Holdings shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this Section 6.03 and if Employee is the party who prevails or substantially prevails (as determined by the court) in such civil action, Employee shall be entitled to recover from Employers all reasonable costs, expenses and attorneys' fees incurred by Employee in connection with such action and on appeal.

         Section 6.04. Arbitration Award, etc. Except as limited by Section 6.03, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding and if Employee is the party who prevails or substantially prevails in such legal proceeding, Employee shall be entitled to recover from Employers all reasonable costs, expenses and attorneys' fees incurred by Employee in connection with such legal proceeding and on appeal.

         Section 6.05. Exclusivity. All decisions and actions by Holdings under this Article VI shall be binding on Sterling and each other Constituent Company. Except as provided above, (i) no legal action may be brought by any party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

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



                                   ARTICLE VII

                                  Miscellaneous

         Section 7.01. Notices. All notices and all other communications provided for in the Agreement shall be in writing and shall be sent, delivered or mailed, addressed as follows: (i) if to Employers (or either of them), at Holdings' principal office address or such other address as Holdings may have designated by written notice to Employee for purposes hereof, directed (except as otherwise provided herein) to the attention of the Chairman and (ii) if to Employee, at his residence address on the records of Holdings or to such other address as he may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

         Section 7.02. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. Each Employer shall have the right to assign this Agreement and to delegate all of its rights, duties and obligations hereunder as provided in Section 7.03, but not otherwise; provided, however, that no such assignment shall relieve or discharge either Employer of or from any of its obligations under this Agreement.

         Section 7.03. Successors; Binding Agreement. (a) Each Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of such Employer, by written agreement in form and substance reasonably acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that such Employer would be required to perform it if no such succession had taken place. Such agreement shall be become effective concurrently with the consummation of the transaction requiring the same. A copy of such agreement shall be provided to Employee upon request. As used herein, (i) the term "Holdings" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.03 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law and (ii) the term "Sterling" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section
7.03 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisees, legatees or other designees or, if there be no such designees, legatees or other designees, to Employee's estate. This Agreement and all rights of Employers hereunder shall inure to the benefit of and be enforceable by Employers and their respective successors and assigns.

         Section 7.04. Tax Withholdings. Each Employer shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid to such Employer the amount of such taxes.

         Section 7.05.  Gross-Up Payments.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event any income is imputed to Employee on account of any payment, distribution or benefit provided under Sections 3.05, 3.07 and 3.11, then Employee shall be entitled to receive from Employers an additional payment in an amount equal to all income taxes (including any interest or penalties imposed with respect to such taxes) attributable to such imputed income. In the event Employee receives any payment under the foregoing sentence, Employee shall be entitled to receive from Employers an additional amount equal to all income taxes attributable to such payment.

         (b) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of Employee in connection with his employment hereunder (a "Payment") would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, being collectively referred to below as the "Excise Tax"), then Employee shall be entitled to receive from Employers an additional payment (the "Gross-Up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All determinations required to be made under this paragraph (b) shall be made by the independent accounting firm then retained by Holdings in the ordinary course of business.

         Section 7.06. Amendments and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by any party hereto at any time of any breach by any other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         Section 7.07. Governing Law. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

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

         Section 7.08. Counterparts, Severability, etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior contracts or agreements, whether oral or written. No right, power or remedy granted under this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other rights, powers or remedies referred to in this Agreement or otherwise available at law or in equity. The obligations of Employers hereunder shall be joint and several.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       STERLING CHEMICALS HOLDINGS, INC.



                                       By:
                                          ---------------------------------
                                          Chairman of the Board


                                       STERLING CHEMICALS, INC.



                                       By:
                                          ---------------------------------
                                          Chairman of the Board


                                       EMPLOYEE



                                       ------------------------------------
                                       Peter W. De Leeuw

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